UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2023
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On April 9, 2023, the Board of Directors of the Company appointed Bill Carey as Chief Accounting Officer, effective as of April 10, 2023. Mr. Carey will be deemed the Company’s principal accounting officer, with Greg Henry, the Company’s Chief Financial Officer, no longer serving as principal accounting officer as a result but continuing to serve as principal financial officer.
Mr. Carey has served as the Company’s Vice President, Corporate Controller since July 2019. Prior to joining the Company, Mr. Carey served as the Vice President of Finance of WideOrbit Inc., a broadcast technology company in the advertising space, from December 2015 to April 2019. Mr. Carey has also served in accounting and finance functions at Juniper Networks, Inc., a network technology provider, and other companies. Mr. Carey previously worked in audit and advisory services at Deloitte, a national auditing firm, from 1990 to 2003. Mr. Carey holds a B.A.in Accounting from North Carolina State University and is a C.P.A. (licensed North Carolina).
There is no family relationship between Mr. Carey and any director or executive officer of the Company. The Company has not entered into any transactions with Mr. Carey that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUCHBASE, INC.

/s/ GREG HENRY
By:	Greg Henry
Title:	Chief Financial Officer (Principal Financial Officer)

Date: April 10, 2023